CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust I of our reports dated October 23, 2023, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended August 31, 2023. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 20, 2023

Appendix A

Columbia Funds Series Trust I

Columbia Contrarian Core Fund

Columbia Emerging Markets Fund

Columbia Greater China Fund

Columbia Select Mid Cap Growth Fund

Columbia Small Cap Growth Fund

Columbia International Dividend Income Fund

Columbia Global Technology Growth Fund

Overseas SMA Completion Portfolio

Multisector Bond SMA Completion Portfolio

Columbia Balanced Fund

Multi-Manager Total Return Bond Strategies Fund

Multi-Manager Small Cap Equity Strategies Fund

Multi-Manager Alternative Strategies Fund*

Columbia Strategic Income Fund

Multi-Manager International Equity Strategies Fund

*	Consolidated financial statements